UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2017

SNAP INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

320 W. 37th Street, 13th Floor New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.     Entry into a Material Definitive Agreement.

On March 3, 2017, Snap Interactive, Inc. (the “Company”) entered into a Lease Cancellation Agreement (the “Lease Cancellation Agreement”) with 320 W 37 LLC (the “Landlord”), pursuant to which the Company and the Landlord agreed to accelerate the expiration date of that certain Agreement of Lease, dated as of February 4, 2015, by and between the Company and the Landlord (the “Lease”). Under the terms of the Lease, the Company agreed to lease property from the Landlord located at 320 West 37th Street, New York, New York 10018 (the “Premises”) for a term originally expiring on March 4, 2022. The Lease initially provided for office rent expense of $25,000 per month for the first year of the term of the Lease and escalated on an annual basis for each year of the term of the Lease thereafter. In connection with the entry into the Lease, the Company paid a security deposit in the amount of $200,659 (the “Security Deposit”).

Pursuant to the Lease Cancellation Agreement, the Company and the Landlord agreed to, among other things, accelerate the expiration date of the Lease to May 31, 2017 (the “Cancellation Date”). On the Cancellation Date, the Company agreed to vacate the Premises and remove any and all belongings from the Premises in accordance with the terms of the Lease. Under the terms of the Lease Cancellation Agreement, the Company and the Landlord will be released from all obligations, covenants and agreements accruing under the Lease after the Cancellation Date, and each of the Company and the Landlord granted a general release of claims in favor of the other party for claims arising out of or related to events occurring through the Cancellation Date.

In connection with the Lease Cancellation Agreement, the Company agreed to waive any and all rights, title and interest in and to the return of the Security Deposit.

The Company entered into the Lease Cancellation Agreement as part of its ongoing integration and consolidation efforts following its previously announced merger with A.V.M. Software, Inc. (d/b/a Paltalk). The Company entered into the Lease Cancellation Agreement to (i) eliminate a $2.0 million long-term commitment, (ii) reduce the monthly rent expense and associated cash outflow and (iii) further integration efforts by consolidating staff to a single, lower-cost location.

The foregoing description of the Lease Cancellation Agreement does not purport to be complete and is qualified in its entirety by reference to the Lease Cancellation Agreement, which, subject to any confidential treatment requested, the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2017.

Item 1.02.     Termination of a Material Definitive Agreement.

To the extent required by this Item 1.02, the information set forth in Item 1.01 is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 9, 2017

SNAP INTERACTIVE, INC.

		By:	/s/ Alexander Harrington
Alexander Harrington
Chief Executive Officer

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